Exhibit 2.9

                            LIMITED JOINDER AGREEMENT

     THIS LIMITED JOINDER AGREEMENT is made and entered into as of January 6, 2007 (this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "Parent"), (ii) DGSE Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "Merger Sub"),
(iii) Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) (together with its successors, the "Company" or "Superior"), and (iv) Stanford International Bank, Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors, "SIBL"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in that certain Amended and Restated Agreement and Plan of Merger and Reorganization, made and entered into as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and Superior.

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

     WHEREAS, SIBL is a key stockholder of and the primary lender to Superior;

     WHEREAS, SIBL desires to execute and deliver this Agreement to induce Parent, Merger Sub and the Company to enter into the Merger Agreement and to consummate the Merger and the other Transactions; and

     WHEREAS, the execution and delivery of this Agreement by SIBL and the Company is a condition precedent to the obligation of Parent and Merger Sub, and the execution and delivery of this Agreement by SIBL, Parent and Merger Sub is a condition precedent to the obligation of the Company, to consummate the Merger.

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto (collectively, the "Parties") hereby agree as follows:

         Section 1. Merger Agreement.

         (a) SIBL hereby acknowledges, agrees and confirms that, by its execution and delivery of this Agreement, SIBL shall be bound by and subject to the terms and provisions of Article I, Section 6.1(a), Section 6.1(g), Section 6.4(c), Section 6.6, Section 9.5 and Article X of the Merger Agreement, in each case as if it were a party to the Merger Agreement, and hence shall have all of the rights, duties, obligations and liabilities under such terms and provisions as if it had been a signatory party to the Merger Agreement.

         (b) SIBL hereby acknowledges, agrees and confirms that, by its execution and delivery of this Agreement, SIBL shall serve as the initial Stockholder Agent under the Merger Agreement and the Escrow Agreement and in such capacity shall additionally be bound by and subject to the terms and provisions of Section 3.3, Section 3.14 and Article VIII of the Merger Agreement, in each case as if it were a party to the Merger Agreement, and hence


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shall have all of the rights, duties, powers,  obligations and liabilities under such terms and provisions as if it had been a signatory party, as Stockholder Agent, to the Merger Agreement.

         (c) SIBL confirms that SIBL has received copies of the forms of Employment Agreements for Dr. L.S. Smith and William H. Oyster, copies of which were attached as Exhibit A and Exhibit B, respectively, to that certain letter dated July 17, 2006 from SIBL to Dr. L.S. Smith, Chief Executive Officer of Parent, each of which Employment Agreements is to become effective at the Closing. SIBL confirms that SIBL has no objections to the form or content of the Employment Agreements and that, for purposes of approving the Merger, SIBL is satisfied with the form and substance thereof.

         (d) In addition, SIBL confirms that SIBL has negotiated and approved the form of the Amended and Restated Stanford LOC, Termination and Release Agreement, Escrow Agreement and Corporate Governance Agreement, and confirms its agreement to execute and deliver each such agreement in connection with the Closing, as contemplated by Section 7.2 of the Merger Agreement.

         Section 2. Management Agreement.

         (a) SIBL hereby authorizes the Independent Committee (as defined in that certain Management Agreement, made and entered into as of the date hereof (the "Management Agreement"), by and between Merger Sub and the Company) to cooperate with Merger Sub in implementing Merger Sub's turnaround strategy, as contemplated by the Management Agreement.

         (b)  SIBL  hereby  acknowledges  that  it has  received  a copy  of the
Management Agreement and that it has no objections to the form or content thereof. SIBL agrees, on behalf of itself and its Affiliates, that in performing any duties under the Management Agreement, to the maximum extent permitted by applicable law, Merger Sub and its Representatives, including the Interim
Executives (as defined in the Management Agreement), shall not (i) owe any fiduciary duties to SIBL or any of its Affiliates whether in their capacity as a creditor or stockholder of the Company or otherwise, and SIBL hereby waives any such fiduciary duties, and (ii) be directly or indirectly liable to SIBL or any of its Affiliates, for damages, losses, expenses or other Liabilities, whether sounding in tort, contract or otherwise, arising from their acts or omissions, including for their active negligence, violations of federal or state securities laws, breaches of fiduciary duties, or other act of Merger Sub or any such Representative, except for the acts of gross negligence or willful misconduct of such Person. Merger Sub or its Representatives may consult with legal counsel (whether such counsel will be regularly retained or specifically employed and whether such counsel is engaged by Merger Sub or the Company) in connection with providing the services under the Management Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. With respect to the Management Agreement and the services, acts and omissions of Merger Sub and the Interim Executives thereunder, IN NO EVENT SHALL MERGER SUB OR ANY INTERIM EXECUTIVE BE LIABLE, DIRECTLY OR INDIRECTLY, TO SIBL OR ANY OF ITS AFFILIATES FOR ANY (x) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED UNDER THE MANAGEMENT AGREEMENT (OTHER THAN FOR DAMAGES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY MERGER SUB OR AN INTERIM EXECUTIVE), (y) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR (z) DAMAGES WHICH IN THE AGGREGATE WOULD EXCEED THE AMOUNT OF FEES PAID TO MERGER SUB UNDER THE MANAGEMENT AGREEMENT (OTHER THAN FOR DAMAGES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY MERGER SUB OR AN INTERIM EXECUTIVE). During the period commencing on the date hereof and at all times thereafter, except as provided below, SIBL covenants to refrain, and to cause its Affiliates to refrain, from, directly or indirectly, asserting any claim or demand, or commencing, instituting, causing to be commenced, or participating in, any Action against Merger Sub (or any Affiliate thereof, including Parent) or any of their respective Representatives, including any Interim Executive, based on any acts or omissions for which Merger Sub and such Representatives are not to be liable pursuant to, or seeking any damages exceeding the limitations thereon specified in, the foregoing provisions of this Section 2(b). Nothing in this Section 2(b) shall abrogate SIBL's (or its Affiliates') rights under any Contract with the Company, including its rights as a secured party to exercise any and all of its remedies under the Stanford LOC (and the promissory note executed in connection therewith) or the Forbearance Agreement, made and entered into as of the date hereof, between SIBL and the Company.

         (c) SIBL hereby acknowledges the provisions of Section 3.1 of the Management Agreement, and hereby consents under the Stanford LOC, including
Section 4.6 thereof, to the Company entering into any transaction with any "Affiliate" (as defined in the Stanford LOC) subject to the terms and conditions of such Section 3.1, including (i) intercompany transaction with Parent or any of Parent's Affiliates on the terms described in Schedule 3.1 thereto (without giving effect to any amendment to such Schedule after the date hereof unless SIBL shall have acknowledged and approved such amendment in writing), or (ii) on terms approved by Special Interim Committee of the Company Board (provided that a majority of the members of the Special Interim Committee approving such terms shall be Mitchell Stolz, David Rector or any director nominated to serve on the Company Board by SIBL).

         Section 3. Representations. Each party hereto hereby represents and warrants to each other party hereto that:

         (a) It has the full power, capacity, authority and right to execute and deliver this Agreement and to perform its obligations hereunder, and under the Merger Agreement as affected hereby.

         (b) This Agreement has been duly authorized by all necessary action and constitutes such party's valid and binding agreement, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) No approval, authorization, consent or filing (other than any obligation to file certain information pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is required in connection with its execution, delivery and performance of this Agreement which has not heretofore been obtained or made.

         (d) It has reviewed this Agreement, the Management Agreement, the Merger Agreement and the form of Escrow Agreement in its entirety, has obtained the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Merger Agreement and the form of Escrow Agreement.

         Section 4.  Miscellaneous.  The terms and provisions of Section 1.3 and
Article X of the Merger Agreement are hereby incorporated by reference herein and shall apply to this Agreement mutatis mutandis, as if expressly set forth herein.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       DGSE COMPANIES, INC.


                                       By:  /s/ Dr. L.S. Smith
                                          --------------------------------------
                                          Dr. L.S. Smith
                                          Chairman and Chief Executive Officer


                                       DGSE MERGER CORP.


                                       By:  /s/ William H. Oyster
                                          --------------------------------------
                                          William H. Oyster
                                          Chief Executive Officer


                                       SUPERIOR GALLERIES, INC.


                                       By:  /s/ Silvano DiGenova
                                          --------------------------------------
                                          Silvano DiGenova
                                          Chief Executive Officer


                                       STANFORD INTERNATIONAL BANK, LTD.


                                       By:  /s/ James M. Davis
                                          --------------------------------------
                                          James M. Davis
                                          Chief Financial Officer